UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : November 16, 2007

BIOMODA INC.
(Exact Name of Registrant as Specified in its Charter)

New Mexico
(State or Other Jurisdiction of Incorporation)

333-90738	85-0392345
(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11342
Albuquerque, NM 87192
(Address of Principal Executive Offices, Including Zip Code)

(505) 821-0875
(Registrant's Telephone Number, Including Area Code)

Item 4.02.(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the 2007 second quarter, Biomoda, Inc. (the “Company”) determined that it had incorrectly reported a payment to the Line of Credit to Advanced Optics Electronics, Inc. The error resulted in the overstatement of the Line of Credit Liability by $315,000. The net change in cash and cash equivalents was not impacted.

As a result of these errors, on November 14, 2007, the Company’s Board of Directors concluded that the Company’s consolidated financial statements for the quarter ended June 30, 2007 should no longer be relied upon and would be restated.

The restatement for these matters will be included in an amendment to the Company’s Quarterly Report on Form 10-Q/A for the second fiscal quarter ended June 30, 2007, and filed with the Securities and Exchange Commission (the “SEC”) concurrently. In this filing, a description of the restatements included therein and a summary presentation of their financial effect will be included in the notes to consolidated financial statements. In connection with the above determination, the Company re-evaluated the effectiveness of the design and operation of its disclosure controls and procedures as of June 30, 2007. Based on such evaluation, the Company concluded that, as of the end of such period, the Company’s disclosure controls and procedures as of the end of the period were not effective. Management determined that the errors were the result of a material weakness within internal control over financial reporting. The Company has already taken remedial action to address this material weakness.

The Company and the Audit Committee have discussed with Malone & Bailey, PC, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOMODA, INC.

Date: November 16, 2007	By:	/s/ John J. Cousins
John J. Cousins
President

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